Exhibit 10.1

                                TABLE OF CONTENTS



SECTION 1. Issuance and Sale of Series D Preferred Stock..........................................................1
       1.1. The Purchase..........................................................................................1
       1.2. The Closing...........................................................................................1
       1.3. Delivery at the Closing...............................................................................1

SECTION 2. Representations and Warranties of the Company..........................................................2
       2.1. Organization and Good Standing; Power and Authority; Qualifications...................................2
       2.2. Authorization of the Documents........................................................................2
       2.3. Capitalization........................................................................................3
       2.4. Authorization and Issuance of Capital Stock...........................................................4
       2.5. Reservation of Shares.................................................................................5
       2.6. Financial Statements..................................................................................5
       2.7. Absence of Undisclosed Liabilities....................................................................5
       2.8. Absence of Material Changes...........................................................................5
       2.9. No Conflict...........................................................................................6
       2.10. Agreements...........................................................................................7
       2.11. Patents, Trademarks, etc.............................................................................7
       2.12. Equity Investments; Subsidiaries.....................................................................8
       2.13. Corporate Minute Books...............................................................................8
       2.14. Suitability..........................................................................................8
       2.15. Assets...............................................................................................8
       2.16. Employee Benefit Plans...............................................................................9
       2.17. Labor Relations; Employees..........................................................................12
       2.18. Litigation; Orders..................................................................................12
       2.19. Compliance with Laws; Permits.......................................................................13
       2.20. Offering Exemption..................................................................................14
       2.21. Related Transactions................................................................................14
       2.22. Taxes...............................................................................................14
       2.23. Environmental Protection............................................................................15
       2.24. Consents............................................................................................18
       2.25. Insurance...........................................................................................18
       2.26. Brokers.............................................................................................18
       2.27. Fraud and Abuse.....................................................................................18
       2.28. Use of Proceeds.....................................................................................19
       2.29. Previous Issuances..................................................................................19
       2.30. Real Property.......................................................................................20
       2.31. Medical Loss Ratio; Enrollees.......................................................................20
       2.32. Participating Physicians............................................................................20
       2.33. Accounts Receivable.................................................................................21
       2.34. Investment Banking Services.........................................................................21
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
       2.35. Registration Rights.................................................................................21
       2.36. SEC Reports.........................................................................................21
       2.37. Disclosure..........................................................................................22

SECTION 3. Representations, Warranties and Covenants of Beacon...................................................22

SECTION 4. Certain Covenants.....................................................................................23
       4.1. Operation of the Business Prior to Closing...........................................................23
       4.2. Conduct of the Company Prior to Closing..............................................................24
       4.3. Third Party Consents Prior to Closing................................................................25
       4.4. No Negotiation Prior to Closing......................................................................25
       4.5. Access to Records Prior to Closing...................................................................26
       4.6. Post-Closing Covenants...............................................................................26

SECTION 5. Conditions to Beacon's Obligation to Close............................................................29

SECTION 6. Survival of Representations, Warranties and Covenants, etc............................................31

SECTION 7. Termination...........................................................................................31
       7.1. Termination..........................................................................................31
       7.2. Effect of Termination................................................................................31

SECTION 8. Indemnification.......................................................................................31
       8.1. General Indemnification..............................................................................31
       8.2. Indemnification Principles...........................................................................32
       8.3. Claim Notice.........................................................................................32
       8.4. Claim Procedure......................................................................................33

SECTION 9.  Subsequent Closing...................................................................................34

SECTION 10.  Remedies............................................................................................36

SECTION 11.  Expenses............................................................................................36

SECTION 12.  Taxes...............................................................................................36

SECTION 13.  Further Assurances..................................................................................36

SECTION 14.  Successors and Assigns..............................................................................36

SECTION 15.  Entire Agreement....................................................................................36

SECTION 16.  Notices.............................................................................................37

SECTION 17.  Amendments..........................................................................................37

SECTION 18.  Counterparts........................................................................................37
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
SECTION 19.  Headings............................................................................................38

SECTION 20.  Nouns and Pronouns..................................................................................38

SECTION 21.  Governing Law.......................................................................................38

SECTION 22.  Severability........................................................................................38

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



                                List of Exhibits


EXHIBIT A        Shareholders' Agreement
EXHIBIT B        Registration Rights Agreement
EXHIBIT C        Articles of Amendment and Restatement of the Company
EXHIBIT D        By-Laws of the Company
EXHIBIT E-1      Opinion of Venable, Baetjer & Howard, LLP
EXHIBIT E-2      Opinion of Counsel to the Company
EXHIBIT F        Form of Shareholders Letter
EXHIBIT G        MLR Letter
EXHIBIT H        Company Operating Plan

                                      -i-


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                             Index of Defined Terms

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
Affiliated Group...................................................................................2.22(a)
Affiliated Period..................................................................................2.22(a)
Beacon............................................................................................Preamble
Beacon Entity..........................................................................................8.1
Claim Notice...........................................................................................8.3
Closing................................................................................................1.2
Class A Common Stock................................................................................2.3(a)
Class B Common Stock................................................................................2.3(a)
Class C Common Stock................................................................................2.3(a)
Code...............................................................................................2.16(a)
Common Stock........................................................................................2.3(a)
Common Stock Equivalents............................................................................2.3(c)
Company...........................................................................................Preamble
Company Benefit Plan...............................................................................2.16(a)
Company Financial Statements...........................................................................2.6
Company Group......................................................................................2.19(b)
Company Registration Statement........................................................................2.36
Contract...........................................................................................2.10(a)
Conversion Shares......................................................................................2.5
Department.........................................................................................2.16(d)
Documents...........................................................................................1.3(c)
Employee...........................................................................................2.16(a)
Employee Agreement.................................................................................2.16(a)
Encumbrances...........................................................................................2.4
Environmental Costs...................................................................................2.23
Environmental Laws....................................................................................2.23
Environmental Matter..................................................................................2.23
Environmental Permits.................................................................................2.23
ERISA..............................................................................................2.16(a)
ERISA Affiliate....................................................................................2.16(b)
Exchange Act.......................................................................................2.21(a)
Fraud and Abuse Laws...............................................................................2.27(a)
GAAP...................................................................................................2.6
GHV...................................................................................................5(j)
GHV Purchase Agreement................................................................................5(m)
Hazardous Substances..................................................................................2.23
Health Care Laws...................................................................................2.19(b)
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
                                                                                                   Section
                                                                                                   -------
HSR Act..........................................................................................3(a)(vii)
IRS................................................................................................2.16(c)
Leased Real Properties................................................................................2.30
Losses.................................................................................................8.2
Material Adverse Effect................................................................................2.1
PBGC...............................................................................................2.16(d)
PCBs..................................................................................................2.23
Pension Plan.......................................................................................2.16(f)
Permitted Encumbrances................................................................................2.30
Preferred Stock.....................................................................................2.3(a)
Purchase...............................................................................................1.1
Purchase Price.........................................................................................1.1
Registration Rights Agreement.......................................................................1.3(c)
Restated Articles...................................................................................1.3(d)
Return.............................................................................................2.22(a)
Securities Act........................................................................................2.14
Securities Agreement................................................................................2.3(b)
SEC...................................................................................................2.36
SEC Reports...........................................................................................2.36
Securities Laws.......................................................................................2.36
Series A Preferred Stock............................................................................2.3(a)
Series B Preferred Stock............................................................................2.3(a)
Series C Preferred Stock............................................................................2.3(a)
Series D Preferred Stock..........................................................................Recitals
Shareholders' Agreement.............................................................................1.3(b)
Shareholders Letter.................................................................................4.6(p)
Subsequent Closing....................................................................................9(a)
Subsequent Purchase Price.............................................................................9(a)
Subsequent Shares.....................................................................................9(a)
Subsidiary............................................................................................2.12
Taxes..............................................................................................2.22(a)
Transaction Proposals..................................................................................4.4

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

                       PREFERRED STOCK PURCHASE AGREEMENT


     This PREFERRED STOCK PURCHASE AGREEMENT, dated as of July 7, 1997, by and between DOCTORS HEALTH SYSTEM, INC., a Maryland corporation (the "Company"), and THE BEACON GROUP III - FOCUS VALUE FUND, L.P., a Delaware limited partnership ("Beacon").

                              W I T N E S S E T H :
                              --------------------

     WHEREAS, the Company wishes to sell to Beacon, and Beacon wishes to purchase from the Company, shares of the Company's Series D Convertible Preferred Stock, par value $10.00 per share (the "Series D Preferred Stock").

     ACCORDINGLY, the parties hereto hereby agree as follows:

SECTION 1. Issuance and Sale of Series D Preferred Stock. Subject to the terms and conditions of this Agreement, the Company has agreed to sell to Beacon, and Beacon has agreed to purchase from the Company, 3,000,000 shares of Series D Preferred Stock at a purchase price of $10.00 per share.

     1.1. The Purchase. At the Closing (as defined in Section 1.2), Beacon shall purchase from the Company, and the Company shall sell to Beacon, 2,000,000 shares of Series D Preferred Stock (the "Purchase"). The aggregate purchase price to be paid by Beacon for the Series D Preferred Stock purchased by it at the Closing is $20,000,000 (the "Purchase Price").

     1.2. The Closing. The closing of the Purchase (the "Closing") shall take place as soon as reasonably practicable following the satisfaction or waiver of each of the conditions set forth in Section 5 hereof at the chief executive offices of the Company.

     1.3. Delivery at the Closing. At the Closing, the following shall occur:

           (a) The Company shall deliver to Beacon a certificate or certificates representing the shares of Series D Preferred Stock purchased hereunder by Beacon, registered in the name of Beacon or an affiliated nominee. Delivery of such certificates to Beacon shall be made against receipt by the Company from Beacon of the Purchase Price, which shall be paid by wire transfer to an account designated at least two business days prior to the Closing by the Company.

           (b) A Shareholders' and Voting Agreement (the "Shareholders' Agreement") among the Company, Beacon and the other parties thereto, substantially in the form of Exhibit A attached hereto, shall be duly executed and delivered by the parties thereto.

           (c) The registration rights agreement (the "Registration Rights Agreement," together with this Agreement and the Shareholders' Agreement, the "Documents") between the Company and Beacon, substantially in the form of Exhibit B attached hereto, shall be duly executed and delivered by the parties thereto.

           (d) The Company shall deliver to Beacon a copy of the Articles of Amendment and Restatement of the Company (the "Restated Articles") certified by the Department of Assessments and Taxation of the State of Maryland, which shall be in the form of Exhibit C attached hereto, and a certified copy of the By-laws of the Company, which shall be in the form of Exhibit D attached hereto.

           (e) Beacon shall receive from Venable, Baetjer & Howard, LLP, counsel for the Company, an opinion addressed to Beacon, dated as of the Closing, satisfactory in form and substance to Beacon, which shall include the opinions set forth in Exhibit E-1 attached hereto.

           (f) Beacon shall receive from Paul Serini, Esq. and Thomas Mapp, Esq., an opinion addressed to Beacon, dated as of the Closing, satisfactory in form and substance to Beacon, which shall include the opinions set forth in Exhibit E-2 attached hereto.

SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to Beacon as of the date hereof and as of the date of the Closing as follows:

      2.1. Organization and Good Standing; Power and Authority; Qualifications. The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently conducted and as proposed to be conducted and (iii) has all requisite power and authority to enter into and carry out the transactions contemplated by the Documents. The Company is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions listed on Schedule 2.1, which jurisdictions constitute all of the jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

      2.2. Authorization of the Documents. The execution, delivery and performance of each of the Documents has been duly authorized by all requisite corporate action on the part of the Company, and each of the Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally. Shareholders of the Company representing not less than 80% of the issued and outstanding voting shares of the Company have executed and delivered the Shareholders' Agreement as of the date hereof and shareholders of the Company representing not less than 90% of the issued and outstanding voting shares of the Company shall have executed and delivered the Shareholders' Agreement as of the Closing.

      2.3. Capitalization. (a) The Company is authorized to issue 20,700,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 10,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), 29,050,000 shares of Class C Common Stock, par value $.01 per share (the "Class C Common Stock" and, together with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), 1,000,000 shares of Series A Convertible Preferred Stock, par value $5.00 per share (the "Series A Preferred Stock"), 355,556 shares of Series B Convertible Preferred Stock, par value $11.25 per share (the "Series B Preferred Stock"), 1,500,000 shares of Series C Convertible Preferred Stock, par value $17.50 per share (the "Series C Preferred Stock"), and 1,000,000 shares of Preferred Stock. Upon the filing of and acceptance of the Restated Articles with the Department of Assessments and Taxation of the State of Maryland, the Company will be authorized to issue 20,700,000 shares of Class A Common Stock; 10,000,000 shares of Class B Common Stock; 29,050,000 shares of Class C Common Stock; 1,000,000 shares of Series A Preferred Stock; 444,444 shares of Series B Preferred Stock; 1,500,000 shares of Series C Preferred Stock; and 5,750,000 shares of Series D Preferred Stock (any combination of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock may be referred to herein as "Preferred Stock"). Immediately following the Closing, 810,000 shares of Class A Common Stock will be issued and outstanding, 2,634,448 shares of Class B Common Stock will be issued and outstanding, no shares of Class C Common Stock will have been issued and no such shares will be outstanding, 1,000,000 shares of Series A Preferred Stock will be issued and outstanding, 444,444 shares of Series B Preferred Stock will be issued and outstanding, 571,428 shares of Series C Preferred Stock will be issued and outstanding, and 2,000,000 shares of Series D Preferred Stock will be issued and outstanding as of the Closing and 3,000,000 shares of Series D Preferred Stock will be issued and outstanding as of the Subsequent Closing (as defined in Section 9(a)).

      (b) Schedule 2.3(b) hereto contains a list of (i) all holders of record of capital stock of the Company, including the number of shares of capital stock held by each such holder, and (ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of the capital stock or other securities of the Company, which names all persons entitled of record to receive such shares or other securities, the shares of capital stock or other securities required to be issued thereunder as of the date hereof and the price per share, if any, payable with respect to the issuance of any share of capital stock issuable thereunder. Except as set forth on Schedule 2.3(b) or as contemplated by the Documents there is no agreement, restriction or encumbrance (such as a preemptive or similar right, right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, shareholders' agreement, etc.) with respect to the purchase, sale or voting of any shares of capital stock or other securities of the Company (a "Securities Agreement") to which the Company is a party and, to the Company's knowledge, there are no Securities Agreements to which the Company is not a party, pursuant to any provision of law, the Restated Articles, any agreement or otherwise. Except as contemplated by the Documents or
Schedule 2.3(b) or except for the right to vote its shares of Common Stock for the election of directors, no person has the right to nominate or elect one or more directors of the Company.

      (c) The shares of Class C Common Stock issuable upon conversion of the Series D Preferred Stock issued to Beacon on the date of the Closing under this Agreement represent, in the aggregate, 30% of the outstanding Common Stock of the Company on the date of the Closing on a fully diluted basis (assuming for purposes of calculating full dilution, all securities convertible into, or exchangeable or exercisable for, shares of Common Stock (collectively, "Common Stock Equivalents") as having been converted, exchanged, or exercised) and the voting power of such issued shares will represent, in the aggregate, 30% of the total number of votes able to be cast on any matter by all voting securities of the Company (other than any matter the holders of Class A Common Stock, Class B Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are entitled by law or pursuant to the Restated Articles to vote on as a separate class and any matter to be voted on by the holders of shares of Series D Preferred Stock as a separate class) on the date of the Closing on a fully diluted basis (treating, for purposes of calculating full dilution, all Common Stock Equivalents as having been converted, exchanged, or exercised).

      2.4.  Authorization and Issuance of Capital Stock.  Except as disclosed on
Schedule 2.4, the authorization, issuance, sale and delivery of the Series D Preferred Stock pursuant to this Agreement and the authorization, reservation, issuance and delivery of the Conversion Shares (as defined in Section 2.5) have been duly authorized by all requisite corporate action on the part of the Company, and (i) the Series D Preferred Stock, when issued, sold and delivered in accordance with this Agreement, and (ii) the Conversion Shares, when issued and delivered upon conversion of the Series D Preferred Stock issued to Beacon hereunder, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free and clear of any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances"), other than Encumbrances, if any, arising as a result of actions taken by Beacon, and not subject to preemptive or similar rights of the shareholders of the Company or others. The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of any series of Preferred Stock of the

Company are as stated in the Restated Articles.

      2.5. Reservation of Shares. The Company has reserved a sufficient number of shares of Class C Common Stock for issuance to Beacon upon the conversion of the Series D Preferred Stock issued to Beacon in accordance with the Documents and the conversion of Class C Common Stock to Common Stock in accordance with the Documents. The shares of Class C Common Stock issuable upon the conversion of the Series D Preferred Stock issued to Beacon hereunder shall be referred to collectively as the "Conversion Shares."

      2.6. Financial Statements. The Company has furnished to Beacon the audited statements of income, shareholders' equity and cash flows of the Company for the fiscal year ended June 30, 1996 and the audited balance sheet of the Company as of such date (the "Audited Financial Statements"), and the unaudited balance sheet of the Company as of March 31, 1997 and the related unaudited statements of income and cash flows for the three-month period ended March 31, 1997 (all such financial statements, the "Unaudited Financial Statements"). All such financial statements (i) are in accordance with the books and records of the
Company, (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except that such unaudited financial statements do not contain all of the footnotes required under GAAP) and (iii) fairly and accurately present the financial position of the Company and its consolidated Subsidiaries (as defined in Section 2.12) as of June 30, 1996 and March 31, 1997, respectively, and the results of its operations and cash flows for the year ended June 30, 1996 and for the three months ended March 31, 1997 (subject, in the case of such unaudited financial statements, to normal year-end audit adjustments), respectively.

      2.7. Absence of Undisclosed Liabilities. Except as disclosed on Schedule 2.7, the Company has no liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) other than (i) liabilities or obligations reserved against or otherwise disclosed in the Audited Financial Statements, (ii) other liabilities or obligations that were incurred after June 30, 1996 in the ordinary course of business consistent (in amount and kind) with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and that do not exceed $150,000 in the aggregate, and (iii) liabilities or obligations under Contracts listed in the Schedules to this Agreement or under Contracts that are not required to be disclosed therein (but not liabilities for breaches thereof).

      2.8. Absence of Material Changes. Except as set forth on Schedule 2.8 and the SEC Reports (as defined in Section 2.36), since June 30, 1996, the Company has conducted its business in the ordinary course, consistent with past practice and there has not been (a) any material adverse change in the condition (financial or otherwise), results of operations, business, assets, or liabilities of the Company or any event or condition (other than events or conditions affecting the Company's industry generally and that have been publicly reported) that could reasonably be expected to have such a material adverse change, (b) any waiver or cancellation of any material right of the Company, or the cancellation of any material debt or claim held by the Company, (c) any payment, discharge or satisfaction of any claim, liability or obligation of the Company other than in the ordinary course of business, (d) any Encumbrance upon the assets of the Company other than any Permitted Encumbrance (as defined in Section 2.30), (e) any declaration or payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any securities of the Company, (f) any issuance of any stock, bonds or other securities of the Company other than in connection with physician affiliation transactions, (g) any sale, assignment or transfer of any tangible or intangible assets of the Company except in the ordinary course of business, (h) any loan by the Company to any officer, director, employee, consultant or shareholder of the Company (other than advances to such persons in the ordinary course of business in connection with travel and travel related expenses), (i) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property, financial condition or results of operations of the Company, (j) any increase, direct or indirect, in the compensation paid or payable to any officer or director of the Company or, other than in the ordinary course of business, to any other employee, consultant or agent of the Company, (k) any change in the accounting or tax methods, practices or policies, or of any material tax election of the Company, (l) any indebtedness incurred for borrowed money by the Company, (m) any amendment to or termination of any material agreement to which the Company is a party other than the expiration of any such agreement in accordance with its terms, (n) any change with respect to the regulation of the Company or its activities by any administrative agency or governmental body to the extent such change has had or could reasonably be expected to have a Material Adverse Effect, (o) any material change in the manner of business or operations of the Company (including, without limitation, any accelerations or deferral of the payment of accounts payable or other current liabilities or deferral of the collection of accounts or notes receivable), (p) any capital expenditures or commitments therefor by the Company that aggregate in excess of $100,000, (q) any amendment of the Restated Articles, By-laws or other organizational documents of the Company, (r) any other material transaction entered into by the Company whether or not in the ordinary course of business, or (s) any agreement or commitment (contingent or otherwise) by the Company to do any of the foregoing.

      2.9. No Conflict. The execution and delivery by the Company of the Documents and the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with the provisions hereof and thereof (including, without limitation, the issuance, sale and delivery by the Company of the Series D Preferred Stock and the Conversion Shares) will not
(a) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets,
(b) except as set forth on Schedule 2.9, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of its properties or assets under, any Contract to which it is a party or (c) violate the Restated Articles or By-laws.

      2.10. Agreements. (a) Except as set forth on Schedule 2.10, the Company is not a party to any contract, agreement, indenture, mortgage, guaranty, lease, license or understanding, written or oral (a "Contract"), other than any Contract that (i) pursuant to its terms, has expired, been terminated or fully performed by the parties, and in each case, under which the Company has no liability, contingent or otherwise, or (ii) involves payments to or from the Company (as opposed to an indemnity agreement or similar contract under which the Company has any contingent liability) which payments do not aggregate on an annual basis to $30,000 or more, and in each case, is not material to the business or financial condition of the Company.

      (b) Complete copies (or, if oral, full written descriptions) of all Contracts required to be listed on Schedule 2.10, including all amendments thereto, have been provided to Beacon. Except as set forth on Schedule 2.10, each of such Contracts is, as of the date hereof, and will continue to be at and after the Closing, a legal, valid, and binding obligation of, enforceable against, and in full force and effect against, the Company and, to the best knowledge of the Company, the other parties thereto. Except as set forth on
Schedule 2.10, there is no breach, violation or default by the Company and no event (including, without limitation, the consummation of the transactions contemplated by the Documents) that, with notice or lapse of time or both, would
(i) constitute a material breach, violation or default by the Company under any such Contract or (ii) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company under any such Contract. Except as set forth in
Schedule 2.10, there are no outstanding claims or disputes involving any of the Contracts. To the best knowledge of the Company, except as set forth on Schedule 2.10, no other party to any of such Contracts is in arrears in any material respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts, no waiver or indulgence has been granted by any of the parties thereto and no party to any of such Contracts has repudiated any provision thereof.

      2.11. Patents, Trademarks, etc. The Company owns, possesses or has the right to use pursuant to license, sublicense, agreement or permission all patents, inventions, trademarks, service marks, trade names, whether registered or otherwise, together with all goodwill associated therewith, copyrights, licenses, information, proprietary rights, and processes necessary for the lawful conduct of its business as now conducted, without any infringement of or conflict with the rights of others. Except as set forth in Schedule 2.11, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing intellectual property rights, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Except as set forth in Schedule 2.11, the Company has not received any communications alleging that the conduct of the Company's business infringes or conflicts with the rights of others under patents, trademarks, copyrights and trade secrets. To the best of the Company's knowledge, the Company's business as now conducted and as proposed to be conducted will not infringe or conflict with the rights of others, including rights under patents, trademarks, copyrights and trade secrets.

      2.12. Equity Investments; Subsidiaries. Except as set forth on Schedule 2.12, the Company does not have any Subsidiaries and has not owned, and does not currently own, directly or indirectly, any capital stock or other proprietary interest, directly or indirectly, in any company, association, trust, partnership, joint venture or other entity. For purposes of this Agreement, the term "Subsidiary" means, with respect to any person, any company, partnership or other entity (a) of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such company, partnership or other entity are at the time owned or controlled, directly or indirectly, by such person or (b) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such person. The business currently conducted by each Subsidiary is described on Schedule 2.12 beside the name of each such Subsidiary.

      2.13. Corporate Minute Books. The corporate records of the Company and each of its Subsidiaries are true, correct and complete. True, correct and complete copies of all minutes of meetings or other actions by the directors, shareholders or incorporators of the Company and each of its Subsidiaries since each of their inceptions have previously been provided to Beacon or to Beacon's designated agents or representatives.

      2.14. Suitability. To the best knowledge of the Company, none of the events described in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), has occurred during the last five years with respect to any director or officer of the Company.

      2.15. Assets. (a) The Company has good and marketable title, or a valid leasehold interest in or contractual right to use, all of its assets and properties, free and clear of any Encumbrances except (i) as disclosed in
Schedule 2.15(a), (ii) Encumbrances for taxes not yet due and payable, (iii) Encumbrances set forth on Schedule 2.15(a) for taxes and charges and other claims, the validity of which the Company is contesting in good faith, or (iv) Permitted Encumbrances. Upon completion of the Closing, the assets and properties owned by, or leased to, the Company are sufficient in all material respects for the conduct of the business and operation of the Company as presently conducted and as presently proposed to be conducted.

      (b) Except as set forth on Schedule 2.15(b), the buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property owned by, or leased to the Company, as of the date hereof, (i) are in good operating condition and repair (normal wear and tear excepted), free (in the case of buildings or structures located on the Leased Real Properties (as defined in Section 2.30)), to the best knowledge of the Company without independent inquiry, of any material structural or engineering defects, (ii) are subject to continued repair and replacement in accordance with past practice and all applicable regulations and (iii) are suitable for their current use.

      (c) Except as set forth on Schedule 2.15(c), the Company has not received notice of, and has no knowledge of, any pending, threatened or contemplated condemnation proceeding or similar taking affecting the assets of the Company (including the Leased Real Properties).

      2.16. Employee Benefit Plans.

      (a) Schedule 2.16(a) hereto contains a true and complete list of (i) each plan, program, policy, contract, agreement or other arrangement, or commitment therefor, providing for bonus compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral, and whether or not legally binding, that is now or previously has been sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate (as defined in Section 2.16(b)) or pursuant to which the Company, any of its Subsidiaries or any ERISA Affiliate has or may have any liability, contingent or otherwise, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each, a "Company Benefit Plan"); and (ii) each management, employment, bonus, option, equity (or equity related), severance, consulting, non compete, confidentiality or similar agreement or contract, pursuant to which the Company, any of its Subsidiaries or any ERISA Affiliate has any liability, contingent or otherwise, to any current or former employee, consultant, independent contractor, agent or director of the Company (an "Employee") (each, an "Employee Agreement"). Except as identified on
Schedule 2.16, neither the Company, any of its Subsidiaries nor any ERISA Affiliate sponsors, maintains, contributes to, or is required to sponsor, maintain or contribute to, nor has the Company, any of its Subsidiaries or any ERISA Affiliates ever sponsored, maintained, contributed to or been required to sponsor, maintain or contribute to, or incurred any liability to, (i) any "multi-employer plan" (as defined in ERISA Section 3(37)) or (ii) any Company Benefit Plan that provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his or her retirement or termination of employment, except as required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code").

      (b) "ERISA Affiliate" shall mean any entity that is (or at any relevant time was) a member of a "controlled group of corporations," under "common control," a member of any "affiliated service group" or otherwise required to be aggregated with the Company as set forth in Section 414(b), (c),
(m) or (o) of the Code or Section 4001(a)(14) of ERISA.

      (c) The Company has provided to Beacon current, accurate and complete copies of all documents embodying or relating to each Company Benefit Plan and each Employee Agreement, including all amendments thereto, trust or funding agreements relating thereto (if any), the two most recent annual reports (Series 5500 and related schedules) required under ERISA (if any), summary annual reports, the most recent determination letter (if any) received from the Internal Revenue Service (the "IRS"), the most recent summary plan description (with all material modifications) (if any), if the Company Benefit Plan is funded, the most recent annual and periodic accounting of Company Benefit Plan assets, and all material written communications to any Employee or Employees relating to any Company Benefit Plan or Employee Agreement.

      (d) Except as identified on Schedule 2.16(d) with respect to each Company Benefit Plan (i) each of the Company, its Subsidiaries and ERISA Affiliates has performed all obligations required to be performed by it under each Company Benefit Plan and Employee Agreement and none of the Company, its Subsidiaries, or its ERISA Affiliates is in default under, or in violation of, any Company Benefit Plan, (ii) each Company Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code, including, without limiting the foregoing, the timely filing of all required reports, documents and notices, where applicable, with the IRS and the U.S. Department of Labor (the "Department"); (iii) each Company Benefit Plan intended to qualify under Section 401 of the Code, including, without limitation, the DHS 401(k) Profit Sharing Plan, the Primary Care Practice Associates, Inc. 401(k) Profit Sharing Plan and any other plans which were acquired or assumed by the Company, or with respect to which the Company became a sponsor, or with respect to which the Company has liability, contingent or otherwise is, and since its inception has been, so qualified and a determination letter has been issued by the IRS to the effect that each such Company Benefit Plan is so qualified and that each trust forming a part of any such Company Benefit Plan is exempt from tax pursuant to Section 501(a) of the Code or the period for filing an application for such determination letter has not yet expired and no circumstances exist that would adversely affect this qualification or exemption; (iv) to the best knowledge of the Company, no nonexempt "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Benefit Plan; (v) there are no actions, proceedings, arbitrations, suits or claims pending, or to the best knowledge of the Company, any of its Subsidiaries, or any ERISA Affiliate, threatened or anticipated (other than routine claims for benefits) against the Company, any of its Subsidiaries, or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Company Benefit Plan with respect to any Company Benefit Plan or Employee Agreement, or against any Company Benefit Plan or against the assets of any Company Benefit Plan; (vi) to the best knowledge of the Company, no event or transaction has occurred with respect to any Company Benefit Plan that would result in the imposition of any tax under Chapter 43 of Subtitle D of the Code; (vii) each Company Benefit Plan can be amended, terminated or otherwise discontinued without liability to the Company, or any of its Subsidiaries, or any ERISA Affiliate; (viii) no Company Benefit Plan is under audit or investigation by the IRS, the Department or the Pension Benefit Guaranty Corporation ("PBGC"), and to the best knowledge of the Company and any ERISA Affiliate, no such audit or investigation is pending or threatened.

      (e) The execution of, and performance of the transactions contemplated in, this Agreement will not in and of itself constitute an event under any Company Benefit Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any Employee.

      (f) Except as identified on Schedule 2.16(f), with respect to each Company Benefit Plan that is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA ("Pension Plan"), (i) no steps have been taken to terminate any Pension Plan now maintained or contributed to, no termination of any Pension Plan has occurred pursuant to which all liabilities have not been satisfied in full, no liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no event has occurred and no condition exists that could reasonably be expected to result in the Company, any of its Subsidiaries or any ERISA Affiliate incurring a liability under Title IV of ERISA or could constitute grounds for terminating any Pension Plan; (ii) no proceeding has been initiated by the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (iii) each Pension Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such Pension Plan has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived; (iv) neither the Company, any of its Subsidiaries nor any ERISA Affiliate has sought nor received a waiver of its funding requirements with respect to any Pension Plan and all contributions payable with respect to each Pension Plan have been timely made; (v) no reportable event, within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred with respect to any Pension Plan; and (vi) the present value of all accrued benefits of each Pension Plan, determined on a plan termination basis using the actuarial assumptions established by the PBGC as in effect on the date of determination, does not as of the date hereof exceed the fair market value of the assets (that for this purpose shall not include any accrued but unpaid contributions) of such Pension Plan.

      (g) Controlled Group Liability. The Company has no liability, contingent or otherwise, to, or with respect to any Company Benefit Plan (other than the Company Benefit Plans which are listed on Schedule 2.16(a)), which is now or previously has been sponsored, maintained, contributed to, or required to be contributed to, by or any ERISA Affiliate (other than a Subsidiary).

      2.17. Labor Relations; Employees. Schedule 2.17 hereto lists all Employees of the Company with an annual salary in excess of $100,000. Except as set forth on Schedule 2.17 hereto, (i) each of the Company and its Subsidiaries is not delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed by them to the date hereof, (ii) each of the Company and its Subsidiaries is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, (iii) each of the Company and its Subsidiaries is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company, (iv) there is no labor strike, dispute, slowdown or stoppage actually pending, or, to the best knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries, and (v) to the best knowledge of the Company, no Employee of the Company with the title director or any more senior title has any plans to terminate his or her employment with the Company, and (vi) neither the Company nor any of its Subsidiaries is involved in or threatened with any labor dispute, grievance, or litigation involving any Employee, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints.

      2.18. Litigation; Orders. (a) Except as set forth on Schedule 2.18(a), there is no civil, criminal, administrative or regulatory action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, regulator, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of the Company, threatened against the Company or the assets or the business of the Company. Except as set forth in Schedule 2.18(a), the Company is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality. The Company is not subject to any ruling, order, decree, judgment or writ entered by any court, agency or other authority or by Blue Cross, Blue Shield, Medicare, Medicaid or other third party insurer (other than with respect to rulemaking or other proceedings of general application), nor has in the past been subject to any of the same.

      (b) Except as described in Schedule  2.18(b),  the Company has no material liabilities to any third party fiscal intermediary or carrier administering any state Medicaid program or the federal Medicare program, or directly to any state Medicaid or the federal Medicare program, or to any other third-party payor for the recoupment of any amounts previously paid to the Company by any such third-party fiscal intermediary, carrier, Medicaid program, Medicare program, or third-party payor. There are no pending or, to the best knowledge of the Company, threatened actions by any third-party fiscal intermediary or carrier administering any state Medicaid program or the federal Medicare program, by the Department of Health and Human Services, any state Medicaid agency, or any third party payor to suspend payments to the Company.

      2.19. Compliance with Laws; Permits. (a) Except for matters specifically addressed in Section 2.19(b) or as provided in Schedule 2.19, the Company (i) has complied in all material respects with all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to it and its business and (ii) has all federal, state, local and foreign governmental licenses, permits and authorizations necessary in the conduct of its business as currently conducted, such licenses, permits and qualifications are in full force and effect, and no violations have been recorded in respect of any such licenses, permits and qualifications, and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such license, permit or qualification. Schedule 2.19 sets forth a list of all such licenses, permits and authorizations, and the expiration dates thereof.

      (b) To the best knowledge of the Company, the structure of the Company Group's business relationships complies with applicable governmental laws, regulations and orders, the regulations of state licensing authorities, and the rules of ethical conduct of applicable medical societies and accrediting bodies, including, but not limited to, those relating to (i) the corporate practice of medicine, (ii) certificate of need and licensure of health care facilities and providers, (iii) fee-splitting between health care providers and other entities,
(iv) payment for health care services (including without limitation the rules promulgated by the Medicare program, comparable provisions of state and federal law with respect to the Medicaid program, and the Health Services Cost Review Commission), (v) the federal and state fraud and abuse laws, including anti-kickback provisions and regulations thereunder (42 U.S.C. ss. 1320a-7 et seq.), (vi) state and federal self referral prohibitions, including, but not limited to, the Stark law and regulations thereunder (42 U.S.C. ss. 1395nn et seq.), (vii) the Federal False Claims Act (31 U.S.C. ss. ss. 3729-3732), (viii) the laws and regulations governing the activities of insurance companies and health maintenance organizations, and (ix) the provision of health care services and the relationship of health care providers to business corporations (collectively, "Health Care Laws"). The Company is in compliance in all material respects with all Health Care Laws. The Company has not been notified or advised by any governmental agency or authority, or is otherwise aware, that it is the subject of any investigation, inquiry, or request for information with respect to any potential violation or alleged violation of any Health Care Laws. The

Company knows of no reasonable basis for any such investigation or inquiry. As used herein, the term "Company Group" shall mean the Company, all affiliated core medical groups or other health care affiliates of the Company including, without limitation, any physicians who own shares of the Company's capital stock and provide medical services in connection with the Company's business, any affiliated independent physician association, any affiliated integrated health care delivery system or network and any affiliate or other entity with which the Company contracts to provide medical management services.

      2.20. Offering Exemption. Assuming the accuracy of the representations and warranties contained in Section 3 hereof, the offer and sale of the Series D Preferred Stock as contemplated hereby and the issuance and delivery of the Conversion Shares to Beacon upon the conversion of the Series D Preferred Stock are each exempt from registration under the Securities Act and under applicable state securities and "blue sky" laws, as currently in effect.

      2.21. Related Transactions. (a) Except as set forth on Schedule 2.21(a), no current shareholder, director, officer or employee of the Company, or any "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any of the foregoing persons or the Company is presently, or during the past five years has been, directly or indirectly, a party to any agreement, transaction or series of similar transactions with the Company, other than in connection with any such person's duties as a director, officer or employee of the Company.

      (b) Each ongoing intercompany transaction set forth on Schedule 2.21(a), if any, is on terms that are (i) consistent with the past practice of the Company and (ii) at least as favorable to the Company as would be available with independent third parties dealing at arms' length.

      2.22. Taxes. (a) Except as set forth on Schedule 2.22(a), (i) the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) has timely filed all Tax Returns required by law to have been filed by it and has timely paid all Taxes required to be paid by it including, without limitation, any Tax for which a notice of assessment or demand for payment has been received by the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member), (ii) all Tax Returns filed by the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) were complete and correct in all material respects and
(iii) all amounts required to be collected or withheld by the Company have been collected or withheld in all material respects and any such amounts that are required to be remitted to any taxing authority have been duly remitted. The accruals and reserves for Taxes in each of the balance sheets referenced in
Section 2.6 are adequate in all material respects to cover any liability of the Company for Taxes for periods through the dates of such balance sheets. The accruals and reserves for deferred tax liability in each of the balance sheets referenced in Section 2.6 are adequate to cover any such liability in accordance with GAAP. If the Company files its Tax Returns for its taxable year that includes the date hereof in conformance with its past practices and tax reporting, to the best knowledge of the Company, there will be no basis for any material adverse audit adjustments with respect to the Company under any of the provisions of the Code, or any provisions of state, local or foreign tax law, with respect to operations and activities of the Company during the period that began on January 1, 1996 and ends on the date hereof. For purposes of this Agreement, "Taxes" shall mean any taxes, assessments, duties, fees, levies, imposts, deductions, withholdings, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever imposed by any government or taxing authority of any country or political subdivision of any country and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, and includes any liability of the Company arising under any tax sharing agreement to which the Company is or has been a party. For purposes of this Agreement, (i) "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local or foreign law), (ii) "Affiliated Period" shall mean each taxable period during which the Company was a member of an Affiliated Group for all or part of such period, and (iii) "Return" shall mean any report, return, statement, estimate, declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

      (b) Schedule 2.22(b) contains a list of states, territories and jurisdictions (whether foreign or domestic) in which the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) has filed an income, franchise, sales and use tax return. Except as set forth on
Schedule 2.22(b), (i) there is no action, suit, proceeding or claim currently pending, or to the knowledge of the Company, threatened, regarding any Taxes for which the Company could be liable, (ii) there are no Returns with respect to which an audit or examination is in progress or with respect to which a written notification of intent to audit or examine has been received by the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) from the IRS or any other taxing authority that relate to Taxes for which the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) could be liable, (iii) no taxing authority in a jurisdiction where the Company (and for each Affiliated Period, each Affiliated Group of which the Company was a member) do not file Returns has made a claim, assertion or threat that such non-filing entity is or may be subject to taxation by such jurisdiction, (iv) the Company has not been a member of a consolidated, combined or unitary group for federal or state income tax purposes, (v) the Company is not a party to any Tax allocation or sharing agreement and (vi) the Company does not have any liability for the Taxes of any person as a transferee or successor or by contract.

      2.23. Environmental Protection. Except as set forth on Schedule 2.23(a), the Company has been operated at all times, and is, in material compliance with all applicable Environmental Laws, including all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws. Except as set forth on Schedule 2.23(b), the Company has obtained, is in material compliance with, and has made all appropriate filings for issuance or renewal of, all permits, licenses, authorizations, registrations and other governmental consents required by any applicable Environmental Laws ("Environmental Permits"), including, without limitation, those regulating the use, storage, treatment, transportation, release, emission or disposal of Hazardous Substances, and all such Environmental Permits are in full force and effect. Except as set forth on
Schedule 2.23(c), there are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or threatened against the Company, and no requests from any governmental authority to perform any investigatory or remedial activity have been made to the Company, that are based on or related to any actual or alleged release of Hazardous Substances or any other Environmental Matters or the failure to have any required Environmental Permits. Except as set forth on
Schedule 2.23(d), to the Company's knowledge there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions that (i) may give rise to any liability or other obligation under any Environmental Laws that may require the Company to incur any material Environmental Costs, (ii) may form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry against the Company that may require the Company to incur any material Environmental Costs, or (iii) may interfere with or prevent continued material compliance by the Company with Environmental Laws and/or Environmental Permits. Except as set forth on Schedule 2.23(e), to the Company's knowledge there are no and there have never been, any underground or aboveground storage tanks, incinerators or surface impoundments at, on, under, about, or within any Leased Real Property. Except as set forth on
Schedule 2.23(f), neither the Company nor any of its Subsidiaries has received any notice (written or oral) or other communication that the Company or its Subsidiaries is or may be a potentially responsible party or otherwise liable in connection with any waste disposal site allegedly containing, or other location used for the disposal of, any Hazardous Substances.

      For the purposes of this Section 2.23, the following terms shall have the meanings indicated:

      "Environmental Costs" shall mean, without limitation, any actual or potential cleanup costs, remediation, removal, or other response costs (including without limitation costs to cause the Company, or any of the Company's properties or assets, to come into compliance with Environmental
Laws), investigation costs (including without limitation fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations (including without limitation liabilities or obligations under any lease or other contract), payments, damages (including, without limitation, any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations, and any damages (a) of third parties for personal injury or property damage, or (b) to natural resources), civil or criminal fines or penalties, judgments, and amounts paid in settlement, arising out of, relating to, or resulting from any Environmental Matter.

      "Environmental Laws" shall mean, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 641, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801, et seq., as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy relating to Environmental Matters, all indemnity agreements and other contractual obligations (including without limitation leases, asset purchase agreements and merger agreements) relating to environmental matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

      "Environmental Matter" shall mean any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, or health or safety of employees, and any matter relating to emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the air (indoor or outdoor), surface water, groundwater, soil, buildings, facilities, real or personal property or fixtures, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

      "Hazardous Substances" shall mean any pollutants, contaminants, substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos or asbestos-containing materials, building construction materials and debris, polychlorinated biphenyls ("PCBs") or PCB-containing equipment, radon and other radioactive elements, electromagnetic field and other types of radiation, sonic forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

      2.24. Consents. Except as set forth on Schedule 2.24, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by the Company of the Documents or any documentation relating thereto, the consummation by the Company of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Series D Preferred Stock and the Conversion Shares (other than such notifications or filings required under applicable federal or state securities laws, if any, which shall be made on a timely basis).

      2.25. Insurance. Substantially all of the assets of the Company that are of insurable character (including all material assets of the Company that are of insurable character) are covered by insurance with reputable insurers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage that are consistent with prudent industry practice. The Company is not in default with respect to its obligations under any material insurance policy maintained by it. Schedule 2.25 sets forth a list of all insurance coverage carried by the Company, the carrier and the terms and amount of coverage. All such policies and other instruments are in full force and effect and all premiums with respect thereto have been paid. The Company has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion or as required by any of such insurance policies or has not otherwise, through any act, omission or non-disclosure, jeopardized or impaired full recovery of any claim under such policies, and there are no claims by the Company under any of such policies to which any insurance company is denying liability or defending under a reservation of rights or similar clause. The Company has not received notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies and the consummation of the transactions contemplated by this Agreement will not result in any such termination or premium increase.

      2.26. Brokers. Except as set forth on Schedule 2.26, neither the Company nor any of its officers, directors, employees or shareholders has employed any broker or finder in connection with the transactions contemplated by this Agreement.

      2.27. Fraud and Abuse. (a) There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Company, its officers and directors, or, to the Company's best knowledge, any persons providing professional health care services or management services pursuant to any Contract, or in connection with the performance by any party to a Contract of its obligations thereunder, under Health Care Laws, including but not limited to, 42 U.S.C. ss. 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or comparable state statutes or regulations (collectively, "Fraud and Abuse Laws"), including but not limited to statutes and regulations prohibiting the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment under the Medicare or Medicaid program;

(b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to such benefit or payment; (c) failing to disclose the occurrence of any event affecting the initial or continued right to any such benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering or paying such remuneration
(i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid. To the Company's best knowledge, none of the Company, its officers or directors, pursuant to any Contract, or in connection with the performance by any party to a Contract of its obligations thereunder, or, to the Company's best knowledge, any persons providing healthcare services or management services have engaged in any activities that are prohibited by the Fraud and Abuse Laws. There are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against the Company, its officers or directors, or, to the Company's best knowledge, persons providing professional health care services or management services for pursuant to any Contract, or in connection with the performance by any party to a Contract of its obligations thereunder, relating to any violation of the Fraud and Abuse Laws.

      (b) To the best knowledge of the Company, all billing practices by any member of the Company Group to all third party payors, including, but not limited to, the federal Medicare program, state Medicaid programs and private insurance companies, have been in compliance in all material respects with all applicable laws, regulations and policies of all such third party payors.

      2.28. Use of Proceeds. Except as set forth on Schedule 2.28 or as otherwise expressly contemplated by this Agreement, the Company is not required pursuant to any Contract or otherwise to apply the proceeds received from Beacon pursuant to the transactions contemplated hereby in any specified manner.

      2.29. Previous Issuances. All shares of capital stock and other securities issued by the Company prior to the Closing have been (i) issued in transactions exempt from registration under the Securities Act, and all applicable state securities or "blue sky" laws or (ii) registered under the Securities Act and all applicable state securities or "blue sky" laws. The Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any shares of capital stock or other securities prior to the Closing. The Company has not offered any of its capital stock, or any other securities, for sale to, or solicited any offers to buy any of the foregoing from the Company, or otherwise approached or negotiated with any other person in respect thereof, in such a manner as to require registration under the

Securities Act except for the offering pursuant to the Registration Statement of the Company on Form S-1 filed with the SEC (as defined in Section 2.36) on March 4, 1996.

      2.30. Real Property. The Company does not own any real property.  Schedule
2.30 lists all real property leased by the Company. Except as set forth in Schedules 2.10 and 2.30, the Company has leasehold title to its leased real properties (collectively, the "Leased Real Properties"), in each case, free and clear of all imperfections of title and all Encumbrances, except for (i) those consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of such property or irregularities in title thereto that, individually and in the aggregate, do not materially impair the use of such property, (ii) warehousemen's, mechanics', carriers', landlords', repairmen's or other similar Encumbrances arising in the ordinary course of business and securing obligations not yet due and payable, (iii) other Encumbrances that individually and in the aggregate do not materially impair its use of such property or its ability to obtain financing by using such asset as collateral, (iv) Encumbrances created, granted or imposed by or upon any landlord with respect to any real properties constituting Leased Real Properties and (v) Encumbrances listed on Schedule 2.30 (encumbrances referenced in clauses
(i), (ii), (iii), (iv) and (v) collectively referred to as the "Permitted Encumbrances"). To the best knowledge of the Company, other than as described on
Schedule 2.30, there are no intended public improvements that will result in any charge being levied against, or in the creation of any Encumbrances upon, the Leased Real Properties or any portion thereof. To the best knowledge of the Company, there are no options, rights of first refusal, rights of first offer or other similar rights with respect to the Leased Real Properties. Except as set forth on Schedules 2.10 and 2.30, with respect to each lease of Leased Real Property to which the Company is a party, so long as the Company performs all of its obligations under such lease for Leased Real Property within applicable notice and grace periods, (i) the rights of the Company under such lease shall not be terminated and (ii) the Company's possession of such Leased Real Property and the use and enjoyment thereof shall not be disturbed by any landlord, overlandlord, mortgagee or other superior party. Except as set forth on the
Schedule 2.30, the Company is not obligated to purchase any Leased Real Property and no Leased Real Property is required to be accounted for under GAAP as a capitalized lease.

      2.31 Medical Loss Ratio; Enrollees. The Medical Loss Ratio (as defined in the letter from the Company to Beacon substantially in the form attached hereto as Exhibit G (the "MLR Letter")) of the Company with respect to the fiscal quarter ended March 31, 1997 was 95.4%. The number of Medicare Enrollees (as defined in the MLR Letter) with respect to the fiscal quarter ended March 31, 1997, was 2,351.

      2.32 Participating Physicians. The physicians listed on Schedule 2.32 comprise at least the number of physicians, in general and according to specialty, reasonably necessary for the conduct of the Company's business as currently conducted. Each of the physicians listed on Schedule 2.32 has (a) entered into an employment agreement with a medical group which has executed and delivered a Physician Services Organization Agreement with the Company (in which case the Company is an intended third-party beneficiary), (b) executed and delivered a participation agreement with the Company, a Company-owned physician association, or an independent physician association, or (c) entered into a specialists agreement, and each such agreement is in full force and effect and is enforceable against the parties thereto in accordance with its terms.

      2.33. Accounts Receivable. The accounts receivable and notes receivable reflected on the books and records of the Company were and are bona fide accounts receivable and notes receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice.

      2.34. Investment Banking Services. Except as set forth on Schedule 2.34 hereto, the Company is not a party to any Contract that grants rights to any third party with respect to the performance of investment banking services for it, including, without limitation, with respect to its sale or a public offering, including an initial public offering, of its securities.

      2.35. Registration Rights. Except as required by the Registration Rights Agreement or as set forth on Schedule 2.35, the Company is not under any obligation to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued.

      2.36 SEC Reports. The Company has delivered or made available to Beacon the registration statement of the Company filed with the Securities and Exchange Commission (the "SEC") in connection with the registration of the Class B Common Stock, and all exhibits, amendments and supplements thereto (collectively, the "Company Registration Statement"), and each registration statement, annual and quarterly report, proxy statement or information statement and all exhibits and amendments thereto prepared by the Company or relating to the Company's properties since the effective date of the Company Registration Statement, which are set forth in Schedule 2.36, each in the form (including exhibits and any amendment thereto) filed with the SEC (collectively, the "SEC Reports"). The SEC Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and as of the date hereof there is no fact or facts not disclosed in the SEC Reports that relate specifically to the Company and that individually or in the aggregate may have a Material Adverse Effect. There is no unresolved violation asserted by any government authority with respect to any of the SEC Reports.

      2.37. Disclosure. Neither this Agreement nor any certificate, instrument or written statement furnished or made to Beacon by or on behalf of the Company in connection with this Agreement contains an untrue statement of a material fact or omits a state a material fact necessary in order to make the statements contained herein and therein not misleading. There is not fact that the Company has not disclosed to Beacon or its counsel in writing and of which the Company is aware which materially and adversely affects or which could reasonably be expected to materially and adversely affect the business, financial condition, operations, property or affairs of the Company or the ability of the Company to perform its obligation under the Documents.

SECTION 3. Representations, Warranties and Covenants of Beacon. (a) Beacon represents and warrants to the Company as of the date hereof and as of the Closing as follows:

      (i) Beacon is acquiring the Series D Preferred Stock to be purchased by it under this Agreement for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

      (ii) Beacon understands that (A) the Series D Preferred Stock has not been, and that the Conversion Shares will not be, registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and
(B) the Series D Preferred Stock and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

      (iii) Beacon further understands that the exemption from registration afforded by Rule 144 promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

      (iv) Beacon is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act).

      (v) Beacon is duly organized and validly existing under the laws of Delaware and has all power and authority to enter into and perform the Documents. Each of the Documents has been duly authorized by all necessary action on the part of Beacon. Each of the Documents constitutes a valid and binding agreement of Beacon enforceable against Beacon in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

      (vi) The execution, delivery and performance by Beacon of each of the Documents and the consummation by Beacon of the transactions contemplated thereby will not (A) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets or (B) violate its organizational documents.

      (vii) Except with respect to filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by Beacon of the Documents, or the consummation by Beacon of the transactions contemplated thereby.

      (viii) Representatives of Beacon have had the opportunity to ask questions and receive answers regarding the terms and conditions of the investment contemplated hereby and have had access to information about the Company's business.

SECTION 4.  Certain Covenants.

      4.1. Operation of the Business Prior to Closing. Between the date of this Agreement and the Closing, unless otherwise agreed in writing by Beacon, the Company shall:

      (a) except as otherwise expressly allowed or required pursuant to the terms of this Agreement, conduct its business and operations only in the ordinary course in a manner consistent with past practice;

      (b) preserve intact its current business organization, keep available the services of its current officers, employees, and agents, and maintain the relations and good will with all material suppliers, customers, licensors, licensees, landlords, trade creditors, Employees, agents, and others having material business relationships with the Company;

      (c) confer with Beacon concerning operational matters of a material nature;

      (d) maintain in full force and effect the  insurance  described in Section
2.25 or insurance providing at least comparable coverage;

      (e) maintain all the properties and assets of the business and operations of the Company in the ordinary course consistent with past practice;

      (f) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with prior years;

      (g) perform and comply with its obligations under all Contracts in the ordinary course of business, consistent with past practice;

      (h) furnish to Beacon copies of all financial statements and certificates and reports concerning operation of the business, as and when such financial statements, certificates and reports are delivered to any other person or entity;

      (i) report periodically to Beacon concerning the status and operation of the business and operations of the Company; and

      (j) provide written notice to Beacon of any investigation, inquiry, or request for information by any court or any governmental authority, federal or state, regarding the Company's compliance with Health Care Laws within 15 days of the date the Company first becomes aware of any such investigation, inquiry, or request for information.

      4.2. Conduct of the Company Prior to Closing. Except as expressly contemplated by this Agreement or with the prior written consent of Beacon, during the period from the date of this Agreement to the Closing, the Company shall not:

      (a) amend its articles of incorporation or by-laws or the terms of any of its securities or any agreements relating thereto;

      (b) except as set forth on Schedule 4.2, issue, pledge or sell, or authorize the issuance, pledge or sale of, additional shares of capital stock or other securities of any class or series, including, without limitation, securities exchangeable for or convertible into capital stock of any class or series, or any calls, commitments, rights, warrants or options to acquire any securities or capital stock;

      (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

      (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or any of its other securities;

      (e) except for increases in salary, wages or benefits of officers (other than executive officers) or employees of the Company in the ordinary course of business in accordance with past practice, increase the compensation or benefits payable or to become payable to any Employee, or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay to (except pursuant to existing agreements or policies), or enter into or amend any Employee Agreement or establish, adopt, enter into, or amend or fund any payments owing under, or accelerate the vesting of any benefits under, any Company Benefit Plan, except in each case to the extent required by applicable law;

      (f) except as set forth on Schedule 4.2, acquire, sell, lease or dispose of any assets which are material to the Company, or enter into any commitment to do any of the foregoing or enter into any other material commitment or transaction;

      (g) (i) create, incur, assume or prepay any indebtedness for borrowed money (including obligations in respect of capital leases) except for short-term debt in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or (iii) make any loans, advances or capital contributions to, or investments in, or enter into any "keep well" arrangements or other agreement to maintain the financial condition of, any other person;

      (h) except as set forth on Schedule 4.2, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

      (i) pay, discharge or satisfy any claims or liabilities, except for the payment, discharge or satisfaction of liabilities in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof or waive release, grant, or transfer any rights of material value or modify in any material respect any existing Contract, other than in the ordinary course of business consistent with past practice;

      (j) (i) make any material Tax election, (ii) settle or compromise any material Tax Liability or (iii) extend or waive any statute of limitations in respect of Taxes;

      (k) make or agree to make any capital expenditures that exceed, singly or in the aggregate, $75,000;

      (l) mortgage, pledge or subject to any Encumbrance any of its properties or assets, tangible or intangible;

      (m) amend, modify or waive any provisions of any Contract;

      (n) take any action that would cause any of the representations and warranties contained in Section 2 to be untrue as the date made or any future date or would result in any of the conditions to the Closing not being fulfilled; or

      (o) authorize or agree in writing or otherwise to take any of the foregoing actions.

      4.3. Third Party Consents Prior to Closing. Prior to the Closing, the Company shall use commercially reasonable efforts to obtain all consents required from third parties which are party to Contracts with the Company to the transactions contemplated by the Documents.

      4.4. No Negotiation Prior to Closing. Until such time, if any, as this Agreement is  terminated  pursuant  to  Section  7, the  Company  will  not,  directly  or indirectly, and will not permit any of its representatives to, directly or indirectly, solicit, initiate, or encourage any inquiries, offers or proposals from, discuss or negotiate with, execute any agreement regarding or provide any information to, any person (other than Beacon) relating to any transaction involving an equity investment in the Company, the sale of the business or operations of the Company or a substantial amount of the property or assets of the Company, or of any of the capital stock or any other equity securities of the Company (including by way of an initial public offering), or any merger, consolidation, business combination, liquidation, recapitalization, dissolution or similar transaction involving the Company or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the transactions contemplated hereby or that would or could reasonably be expected to materially dilute the benefits to Beacon of the transactions contemplated by the Documents (collectively, "Transaction Proposals"). If any such inquiries or Transaction Proposals are received by, or any such information is requested from or any such negotiations or discussions are sought to be initiated within the Company, then the Company will promptly notify Beacon of the nature, terms and status of the foregoing and the identity of the inquiring party and provide Beacon with a copy of all written materials provided in connection with such Transaction Proposal.

      4.5. Access to Records Prior to Closing. During the period commencing on the date of this Agreement and continuing through the Closing, the Company shall
(i) afford to Beacon and its representatives full access, during normal business hours, upon reasonable advance notice, with due regard to its ongoing operations, to the personnel, properties, contracts, books and records, and other documents and data of the Company, (ii) furnish Beacon and its representatives with copies of all such contracts, books and records (including, but not limited to, Tax Returns), and other existing documents and data as Beacon and its representatives may reasonably request, and (iii) furnish Beacon and its representatives such additional information, operating, and other data and information as Beacon and its representatives may reasonably request. No investigation or receipt of information shall affect any representation or warranty of the Company contained in this Agreement or the conditions to the obligations of Beacon specified in this Agreement.

      4.6. Post-Closing Covenants. So long as Beacon owns 5% or more of the outstanding shares of Series D Preferred Stock or 5% or more of the outstanding Common Stock on an as converted basis, the Company agrees that:

      (a) Inspection of Property; Book and Records. The Company shall permit representatives of Beacon to visit and inspect any of the properties of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to make proposals and furnish advice with respect thereto to, the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as Beacon may reasonably request; provided, however, that neither the Board of Directors nor the officers of the Company shall be under any obligation to take any action with respect to any proposals made or advice furnished by Beacon, other than to take such proposals or advice
seriously  and  give  due  consideration   thereto.  The  Company  shall  permit
representatives of Beacon to inspect, upon reasonable notice, during normal business hours and with due regard to the Company's ongoing operations, and as often as Beacon may reasonably request, and the Company shall keep and make available at its principal offices, (i) copies of the Company's federal, state, and local income tax returns with respect to the six most recent fiscal years, or for such longer period required by any waivers extending periods of limitation to assess any federal, states or local Taxes, (ii) the audited financial statements of the Company for the six most recent fiscal years, or for such longer period required by any waivers extending periods of limitation to assess any federal, state or local Taxes, and (iii) the Company's books and records for the six most recent fiscal years, or for such longer period required by any waivers extending periods of limitation to assess any federal, state or local Taxes.

      (b) System of Accounting. The Company shall maintain its books of account and other financial and corporate records in accordance with good business and accounting practices and the financial condition of the Company.

      (c) Maintenance of Corporate Existence, etc. The Company shall maintain in full force and effect its corporate existence, rights, governmental approvals and franchises and all licenses and other rights to use patents, processes, trademarks, trade names or copyrights owned or possessed by it and deemed by it to be material to the conduct of its business.

      (d) Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders.

      (e) Maintenance of Properties and Leases. The Company shall keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all reasonably needful and proper, or legally required, repairs, renewals, replacements, additions and improvements thereto; and the Company shall comply at all times with each provision of all leases to which it is a party or under which it occupies, or has possession, of, property.

      (f) Insurance. The Company shall keep its assets that are of an insurable character, if any, insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated. The Company shall maintain the directors' and officers' liability insurance described in Section 5(i).

      (g) Licenses and Permits. The Company shall use its best efforts to obtain and maintain all federal, state, local and foreign governmental licenses, permits and qualifications material to and necessary in the conduct of business as proposed to be conducted.

      (h) Compliance with Contracts. The Company shall comply with all material obligations that it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto.

      (i) Confidentiality Agreements; Shareholder Letters. The Company shall use its best efforts to obtain a confidentiality agreement from its future officers and other key Employees determined by the Board of Directors who will have access to confidential information of the Company upon their employment. The Company shall not amend or waive any provision of any Shareholders Letter (as defined in Section 4.6(p)) without the prior written consent of Beacon.

      (j) Disclosure of Investment. The Company shall not, directly or indirectly, (i) except as may be necessary in connection with a request by, or filing with, a governmental agency, regulatory or supervisory authority or court or as required by law or GAAP, disclose the transactions contemplated by the Documents or any of the terms thereof, (ii) use in advertising or publicity the name of Beacon, or any partner or employee of Beacon or any of its respective affiliates or (iii) represent, directly or indirectly, that any product or service provided by the Company has been approved or endorsed by Beacon, without, in the case of any of foregoing circumstances, the prior written consent of Beacon; provided, however, the Company may orally disclose: (i) that Beacon is a shareholder of the Company and (ii) the percentage of the outstanding shares of capital stock of the Company held by Beacon.

      (k) Use of Proceeds. The Company shall use the proceeds from the sale of Series D Preferred Stock hereunder as set forth on Schedule 4.6(k).

      (l) Investment Banking Services. The Beacon Group Capital Services, L.L.C., or another affiliate of Beacon, shall, subject to approval of the Company's Board of Directors, have the opportunity to compete with other qualified firms to perform all investment banking services for the Company for which an investment banking firm is retained (including, without limitation, with respect to the sale of the Company), in each case, upon customary terms, including compensation, consistent with an arm's-length transaction. The rights of Beacon and the obligations of the Company to Beacon under this Section 4.6(l) shall terminate at such time as Beacon, together with its affiliates, in the aggregate, owns less than 5% of the outstanding Common Stock of the Company (on a fully diluted as converted basis).

      (m) Share Issuance. The Company shall not issue, sell or grant any capital stock or other equity securities unless as a condition to such issuance, sale or grant the purchaser or grantee executes and agrees to be bound by the Shareholders' Agreement.

      (n) Legends. The Company shall cause all certificates representing shares of capital stock of the Company owned by any shareholder who is party to the Shareholders' Agreement to bear the legends required by Section 12 of the

Shareholders' Agreement.

      (o) Bank Facility. The Company shall use commercially reasonable best efforts to ensure that (i) the Company's current credit facility provided by NationsBank, N.A. and (ii) the guaranty of such facility by Medical Mutual Liability Insurance Society of Maryland shall each continue to be in full force and effect through December 31, 1997.

      (p) Shareholders Letter. The Company shall use its best efforts to cause physicians who are shareholders to execute and deliver a shareholders letter in the form of Exhibit F hereto (the "Shareholders Letter") as promptly as practicable after the Closing.

SECTION 5. Conditions to Beacon's Obligation to Close. The obligations of Beacon to consummate the Purchase shall be subject to the satisfaction or waiver by Beacon on or prior to the Closing of each of the following conditions:

      (a) The Company shall have complied in all material respects with all its agreements and covenants contained herein to be performed at or prior to the Closing.

      (b) All of the representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing date with the same effect as though made on and as of the Closing date.

      (c) Beacon shall have received a certificate of the Company, dated as of the Closing date and signed by the Chief Executive Officer of the Company certifying as to the fulfillment of the conditions set forth in Sections 5(a) and 5(b).

      (d) All of the actions contemplated by Section 1.3 shall have occurred.

      (e) No statute, rule or regulation or order of any court or any governmental authority shall be in effect, and no proceedings have been instituted to obtain such an order, that, in any case, restrains, enjoins, makes illegal or otherwise prohibits the transactions contemplated hereby or the continuance of the Company's business in substantially the manner in which it is now conducted.

      (f) No event or change shall have occurred that in Beacon's sole reasonable judgment, individually or in the aggregate, has had, or may have, a Material Adverse Effect.

      (g) Beacon shall be satisfied with the results of its legal and business due diligence.

      (h) The board of directors of the Company shall consist of not more than twenty members, and Thomas G. Mendell (or such other person as Beacon shall designate) and Eric R. Wilkinson shall be members of the Board of Directors of the Company and the executive committee of the Board of Directors of the Company and shall hold such positions as of the Closing.

      (i) The Company shall have obtained, with financially sound and reputable insurers, directors' and officers' liability insurance in the amount of $3,000,000 per occurrence and $5,000,000 in the aggregate and, as of the Closing, such insurance shall be in full force and effect.

      (j) Beacon, St. Joseph Medical Center, Inc., University Care, L.L.C. and Genesis Health Ventures, Inc. ("GHV") shall have executed and delivered a letter agreement with the Company governing the priority of their various registration rights in form and substance satisfactory to Beacon.

      (k) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

      (l) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been taken, made or obtained.

      (m) GHV, Genesis Holdings, Inc. and the Company shall have executed and delivered amendments, in form and substance satisfactory to Beacon, to the Convertible Subordinated Note dated January 31, 1997 and the related Note Purchase Agreement (the "GHV Purchase Agreement") to provide that no Maturity Date (as defined therein) shall occur as a result of the Closing or the Subsequent Closing.

      (n) University Care, L.L.C. or another purchaser acceptable to Beacon shall have purchased all of the shares of Series B Preferred owned by Med-Lantic Management Services, Inc. on terms and conditions satisfactory to Beacon.

      (o) The GHV Purchase Agreement shall have been amended to eliminate the rights of GHV and its affiliates pursuant to Sections 6.3, 6.5 and 6.6 thereof and the Stock Purchase Agreement between GHV and the Company dated as of September 4, 1996, shall have been amended to eliminate the rights of GHV and its affiliates pursuant to Section 6.4 thereof.

      (p) The waiver application of St. Joseph's Medical Center relating to fees charged to the Company or its affiliates shall have been approved by the Maryland Health Services Cost Review Commission and such approval shall be final, non-appealable and not subject to challenge.

      (q) The existing employment agreements of Stewart B. Gold, Scott Rifkin and Alan Kimmel shall have been amended in form and substance satisfactory to Beacon to provide for elimination of their contractual right to participate in the bonus pool and to provide such other terms and conditions including those set forth in a schedule initialed by Beacon and the parties as of the date hereof.

      (r) The MLR Letter, in form and substance satisfactory to Beacon, shall have been executed and delivered by the parties thereto.

SECTION 6. Survival of Representations, Warranties and Covenants, etc. All representations and warranties in this Agreement shall survive the Closing until the third anniversary of the date of the Closing, except to the extent a Claim Notice (as defined in Section 8.3) shall have been given prior to such date with respect to a breach of a representation or warranty, in which case such representation or warranty shall survive until such claim is resolved and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Beacon; provided, however, that (x) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4 and 2.5 shall survive the Closing indefinitely and (y) the representations and warranties set forth in Sections 2.19, 2.20, 2.22, 2.23, 2.27 and 2.37 shall survive the Closing until the expiration of the applicable statute of limitations (except to the extent a Claim Notice shall have been given prior to such date with respect to a breach of a representation or warranty, in which case such representation or warranty shall survive until such claim is resolved). All agreements contained herein shall survive indefinitely until, by the terms of this Agreement, they are no longer in effect.

SECTION 7. Termination.

      7.1. Termination. The obligations of the parties hereunder to effect the Purchase may be terminated (i) by the mutual written consent of the Company and Beacon or (ii) by any party in writing, without liability to such party on account of such termination (provided the terminating party is not otherwise in breach and/or default of this Agreement), if the Closing shall not have occurred on or before July 31, 1997.

      7.2. Effect of Termination. Termination pursuant to Section 7.1 shall terminate all obligations of the parties to effect the Purchase and all obligations or liabilities relating thereto except for liabilities for breach by any party of its obligations under this Agreement.

SECTION 8. Indemnification.

      8.1. General Indemnification. The Company shall indemnify, defend and hold Beacon, its affiliates, their respective officers, directors, partners, members, shareholders, employees, agents, representatives, successors and assigns (each, a "Beacon Entity") harmless from and against all Losses (as defined in Section 8.2) incurred or suffered by a Beacon Entity (whether incurred or suffered directly or indirectly through ownership of Common Stock or Preferred Stock or any other securities of the Company) arising or resulting from the breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any certificate or other instrument delivered pursuant hereto including, without limitation, the Documents. Beacon shall indemnify, defend and hold the Company, its affiliates, their respective officers, directors, shareholders, employees, agents, representatives, successors and assigns harmless against all Losses arising from the breach of any of its representations, warranties, covenants or agreements in this Agreement or in any certificate or other instrument delivered pursuant hereto, including, without limitation, the Documents.

      8.2. Indemnification Principles. For purposes of this Section 8, "Losses" shall mean each and all of the following items: claims, losses, liabilities, obligations, payments, damages, charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest that may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts), provided, that all calculations of Losses with respect to an indemnified claim shall be net of any insurance proceeds and tax benefits actually realized by the indemnified party with respect to such claim. Any indemnification payment by the Company to Beacon pursuant to this Section 8 shall include an additional amount so that Beacon suffers no Loss as a result of any diminution in the book value of the shareholder's equity related to its investment under the Agreement as a result of such indemnification payment (it being agreed that if a Loss occurs after an initial public offering of the Company, any such diminution in the book value of Beacon's shareholder's equity shall not be measured in terms of the multiple to book value at which the Company's shares are traded). Any payment by the Company to Beacon pursuant to this Section 8, shall be treated for federal income tax purposes as an adjustment to the price paid by Beacon for the Series D Preferred Stock pursuant to this Agreement, except as otherwise required by law. Notwithstanding any other provision of this Section 8, (i) the Company shall not be required to provide indemnification for any breaches of the Company's representations or warranties unless the aggregate of all amounts for which such indemnification is due exceeds $250,000, in which case the Company shall be liable for indemnification for all such amounts from first dollar and
(ii) in no event shall the Company be required to provide indemnification for breaches of its representations and warranties for any individual claim of less than $15,000.

      8.3. Claim Notice. A party seeking indemnification under this Section 8 shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted, give to the party from whom indemnification is being sought a claim notice relating to such Loss (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from whom indemnity is sought except to the extent such party is materially prejudiced by such failure or delay.

      8.4. Claim Procedure. (a) If any indemnified party hereunder determines to seek indemnification under this Section 8 with respect to Losses resulting from the assertion of liability by third parties, such indemnified party shall give notice to the indemnifying party hereunder within 10 days of such indemnified party becoming aware of any such Losses or of facts upon which any claim for such Losses will be based; the notice shall set forth such material information with respect thereto as is then reasonably available to such indemnified party. In case any such liability is asserted against such indemnified party, and such indemnified party notifies the indemnifying party thereof, the indemnifying party will be entitled, if it so elects by written notice delivered to such indemnified party within 10 days after receiving such indemnified party's notice, to assume the defense thereof with counsel satisfactory to such indemnified party, in which case, the indemnifying party will not be liable to the indemnified party under this Section 8.4. for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the following sentence or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. Notwithstanding the foregoing, (A) such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expenses of such indemnified party unless such indemnified party shall reasonably determine that there is a conflict of interest between or among such indemnified party and the indemnifying party with respect to such claim, in which case the fees and expenses of such counsel will be borne by the indemnifying party, (B) such indemnified party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, (C) the rights of such indemnified party to be indemnified hereunder in respect of any Losses that may or do result from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, the indemnifying party is materially prejudiced thereby, and (D) the indemnifying party's obligations to such indemnified party under this Section 8 shall not terminate until such indemnified party's claims have been finally satisfied to such indemnified party's sole satisfaction. In the event that the indemnifying party, within 10 days after receipt of the aforesaid notice of a claim hereunder, fails to assume the defense of such indemnified party against such claim, such indemnified party shall have the right to undertake the defense, compromise, or settlement of such action on behalf of and for the account, expense, and risk of the indemnifying party. Notwithstanding anything in this Section 8 to the contrary, if there is a reasonable probability that a claim may materially adversely affect such indemnified party, (x) such indemnified party shall have the right to participate in such defense, compromise, or settlement and (y) the indemnifying party shall not, without such indemnified party's written consent (which consent shall not be unreasonably withheld), settle or compromise any of such claims, or consent to entry of any judgment in respect thereof unless such settlement, compromise, or consent includes as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party a release from all liability in respect of such claim. With respect to any assertion of liability by a third party that results in any claim for indemnification hereunder, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

      (b) In the event that an indemnified party asserts the existence of a claim with respect to Losses (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the indemnifying party. Such written notice shall state that it is being given pursuant to this
Section 8.4(b), specify the nature and amount of the claim asserted, and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If the indemnifying party, within 30 days after the mailing of notice by such indemnified party, shall not give written notice to such indemnified party announcing in its intent to contest such assertion of such indemnified party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid claim. In the event, however, that the indemnifying party contests the assertion of a claim by giving such written notice to such Indemnified party within said period, then the parties shall act in good faith to reach agreement regarding such claim. In the event that litigation shall arise with respect to any such claim, the prevailing party shall be entitled to reimbursement of costs and expenses incurred in connection with such litigation including attorney fees, if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within ten days after such notice.

      SECTION 9. Subsequent Closing. (a) Subject to Section 9(b), Beacon shall purchase from the Company, and the Company shall sell to Beacon free and clear of all Encumbrances, 1,000,000 shares of series D Preferred Stock (the "Subsequent Shares") for an aggregate purchase price of $10,000,000 (the
"Subsequent Purchase Price"). The closing of the purchase and sale of the Subsequent Shares (the "Subsequent Closing") shall take place on June 30, 1998 (or such earlier date as the parties may agree), provided that the conditions set forth in Section 9(b) shall have been satisfied or waived on or prior to such date. At the Subsequent Closing, the Company shall deliver to Beacon a certificate or certificates representing the Subsequent Shares registered in the name of Beacon or an affiliated nominee. Delivery of such certificates to Beacon shall be made against receipt by the Company from Beacon of the Subsequent Purchase Price, which shall be paid by wire transfer to an account designated at least two business days prior to the Subsequent Closing by the Company. Upon payment of the Subsequent Purchase Price, the Subsequent Shares shall be fully paid and non-assessable. The parties acknowledge and agree that the conversion ratio for the Subsequent Shares as of the Subsequent Closing shall be determined by reference to the conversion matrix set forth in the letter agreement between the Company and Beacon dated as of the date hereof.

      (b) The obligations of Beacon to consummate the Subsequent Closing shall be subject to the satisfaction or waiver by Beacon on or prior to the Subsequent Closing of each of the following conditions:

           (i) The Closing shall have occurred;

           (ii) The Company shall have complied in all material respects with all of its agreements and covenants contained in the Documents;

           (iii) No event or change shall have occurred that, individually or in the aggregate, has had, or may have, a material adverse effect on the business, assets, liabilities, properties, condition (financial or otherwise), prospects, operations or results of operations of the Company;

           (iv) All actions by or in respect of, or filings with, any governmental body, agency, official or authority required to permit the consummation of the Subsequent Closing shall have been taken, made or obtained (including the expiration or termination of any applicable waiting periods under the HSR Act);

           (v) No statute, rule or regulation or order of any court or any governmental authority shall be in effect, and no proceedings have been instituted to obtain such an order, that, in any case, restrains, enjoins, makes illegal or otherwise prohibits the transactions contemplated by the Subsequent Closing; and

           (vi) Beacon shall have received from the Company's counsel an opinion addressed to Beacon, dated as of the Subsequent Closing, satisfactory in form and substance to Beacon.

      (c) If prior to June 30, 1998 the Company notifies Beacon in writing (i) that all or a portion of an acquisition or capital expenditure by the Company requiring equity capital of the Company in excess of $750,000, which is not contemplated by the Company's operating plan as of the date hereof, a copy of which is attached hereto as Exhibit H, has been approved by the Company's Board of Directors and the Company will be unable to consummate such acquisition or capital expenditure (without the use of cash already contemplated in the Operating Plan) unless the Subsequent Closing occurs, (ii) that the indebtedness described on Schedule 9(c) hereto has become due and payable and the Company has been unable to refinance such indebtedness and has no sources of funds available to it to repay such indebtedness at maturity (other than cash or cash equivalents held by the Company for application pursuant to its Operating Plan), or (iii) that the Company requires additional equity capital to satisfy its obligations to redeem any shares of Series D Preferred redeemed by Beacon pursuant to Article IV.F.2(f) of the Restated Articles, then Beacon shall permit the Subsequent Closing to occur on the date requested by the Company (which date may be prior to June 30, 1998) to the extent, but only to the extent, the Company requires proceeds of such portion of the Subsequent Closing for the purposes described in clauses (i), (ii) or (iii), provided that (x) the conditions set forth in Section 9(b) must still be satisfied or waived by Beacon prior to such date and (y) the Company actually uses the proceeds of the Subsequent Closing for such acquisition, repayment or redemption. Any Subsequent Shares not purchased by Beacon pursuant to this
Section 9(c) shall be purchased by Beacon at the June 30, 1998 Subsequent Closing, subject to the terms and conditions of Sections 9(a) and 9(b).

SECTION 10. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, Beacon, with respect to a breach by the Company, and the Company, with respect to a breach by Beacon, may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

SECTION 11. Expenses. Simultaneously with the Closing, the Company shall pay to Beacon the lesser of (i) 100% of the documented out-of-pocket expenses incurred by Beacon in connection with the transactions contemplated hereby and its due diligence investigation thereof, including, but not limited to, fees and expenses of Beacon's legal counsel, accountants and consultants or (ii) $400,000. Beacon agrees to use commercially reasonable efforts to limit such expenses in the aggregate to not more than $350,000.

SECTION 12. Taxes. The Company shall pay any transfer, documentary, stamp or other similar Taxes that may be determined to be payable in connection with the execution and delivery and performance of this Agreement, and the Company shall pay any Taxes in respect of the issuance of the Series D Preferred Stock and the Conversion Shares to Beacon.

SECTION 13. Further Assurances. At any time or from time to time after the Closing, the Company, on the one hand, and Beacon, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby relating to the Purchase and to otherwise carry out the intent of the parties hereunder.

SECTION 14. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and Beacon and their respective successors, permitted assigns, heirs and personal representatives. In addition, and whether or not any express assignment has been made, except as otherwise expressly stated in this Agreement, the provisions of this Agreement that are for Beacon's benefit as a purchaser or holder of Series D Preferred Stock are also for the benefit of, and enforceable by, any subsequent holder of such Series D Preferred Stock and/or Conversion Shares.


SECTION 15. Entire Agreement. This Agreement, the other writings referred to herein or delivered pursuant hereto that form a part hereof, and the binding obligations of the Company and Beacon set forth in that certain commitment letter dated May 2, 1997 contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

SECTION 16. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                           (i)      if to the Company, to:

                                    Doctors Health System, Inc.
                                    10451 Mill Run Circle
                                    Owings Mills, Maryland 21117
                                    Telecopy:  (410) 654-5800
                                    Attention: President and Chief Executive
                                               Officer
                                               and
                                               Director of Legal Services

                           (ii)     if to Beacon, to:

                  The Beacon Group III - Focus Value Fund, L.P.
                                    399 Park Avenue
                                    New York, New York  10022
                                    Telecopy:  (212) 339-9109
                                    Attention:  Eric R. Wilkinson

                                    with a copy to:

                                    Fried, Frank, Harris, Shriver & Jacobson
                                    One New York Plaza
                                    New York, New York  10004
                                    Telecopy:  (212) 859-8587
                                    Attention:  David N. Shine, Esq.


      All such notices, requests, consents and other communications shall be deemed to have been given when received.


SECTION 17. Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Company and Beacon.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 20. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

SECTION 21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law.

SECTION 22. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Preferred Stock Purchase Agreement as of the date first above written.


                                  DOCTORS HEALTH SYSTEM, INC.


                                  By: /s/ Stewart B. Gold
                                      _____________________________________
                                      Name:  Stewart B. Gold
                                      Title:  President and Chief Executive
                                              Officer

                                  THE BEACON GROUP III -FOCUS VALUE FUND, L.P.

                                  By: Beacon Focus Value Investors, LLC
                                  By: Focus Value GP, Inc.


                                  By: /s/ Eric R. Wilkinson
                                      _____________________________________
                                      Eric R. Wilkinson
                                      Managing Director